SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 29, 2001
                                                           ----------------

                       ELECTRONIC BUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                           2-96392-A                65-0952956
--------------------------------------------------------------------------------
(STATE OR OTHER                   (COMMISSION      (IRS EMPLOYER JURISDICTION OF
IDENTIFICATION NO.)                FORMATION)              FILE NUMBER)


        1800 N.W. 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA 33309
--------------------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 229-5100
                                                          --------------

         (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

On Friday, January 18, 2001, Electronic Business Services, Inc. filed its Disclosure Statement and Plan of Reorganization (the "Plan") in the Chapter 11 bankruptcy case pending in the Southern District of Florida. The filing of the Plan and Disclosure Statement represents a major step in the Plan confirmation process. The Plan will be subject to review by the Bankruptcy Court and the Company's creditors, and the Company is committed to making every effort to obtain confirmation of the Plan in the time to come.

The Company has entered into an agreement with a lending group for a sum of money believed sufficient to allow the Company to continue operations through the date that the Plan is confirmed. The Bankruptcy Court has approved the initial tranche of the credit facility, and final approval is expected in mid-February, 2001. Additional funding shall be infused into the Company at confirmation to satisfy the Company's unsecured creditors in accordance with the proposed Plan.

Charles Moche has been appointed to the Board of Directors of the Company to serve until the next annual meeting of shareholders. That meeting will be scheduled shortly after confirmation of the Plan of Reorganization and subsequent exit from bankruptcy.


Clarification Point

The following individuals appear on various web sites and browser sites, such as Yahoo! and other sites, as Officers of the Company. That information is incorrect. The following individuals are no longer Officers of the Company:
Gregory Seminack, Peter Barlow, William Grose, and Rebecca Walzak.

The following individuals appear on various web sites and browser sites, such as Yahoo! and other sites, as Directors of the Company. That information is incorrect. The following individuals are no longer Directors of the Company:
Harold S. Fischer, J. Allan Lindauer, Charles Winslow, and John Campbell.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      ELECTRONIC BUSINESS SERVICES, INC.


                                      By: /s/ VITO A. BELLEZZA
                                      -------------------------------------
                                      Vito A. Bellezza
                                      Chief Executive Officer


Dated: January 29, 2001